Exhibit 99.B(d)(47)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Aronson+Johnson+Ortiz, LP

As of July 1, 2003, as amended October 27, 2004, October 11, 2005, March 26, 2007,

July 6, 2007, December 17, 2008 and June 30, 2009

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Value Fund

Tax Managed Large Cap Fund

U.S. Managed Volatility Fund

Large Cap Diversified Alpha Fund

Tax-Managed Managed Volatility Fund

Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Aronson+Johnson+Ortiz, LP

By:	By:

/s/ Aaron C. Buser	/s/ Theodore R. Aronson

Name:	Name:

Aaron C. Buser	Theodore R. Aronson

Title:	Title:

Vice President	Managing Principal

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Aronson+Johnson+Ortiz, LP

(the “Agreement”)

As of July 1, 2003, as amended October 27, 2004, October 11, 2005, March 26, 2007,

July 6, 2007, December 17, 2008 and June 30, 2009

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Fund	X.XX	%
Large Cap Value Fund	X.XX	%
Tax Managed Large Cap Fund	X.XX	%
U.S. Managed Volatility Fund	X.XX	%
Large Cap Diversified Alpha Fund	X.XX	%
Tax-Managed Managed Volatility Fund	X.XX	%

Agreed and Accepted:

SEI Investments Management Corporation	Aronson+Johnson+Ortiz, LP

By:	By:

/s/ Aaron C. Buser	/s/ Theodore R. Aronson

Name:	Name:

Aaron C. Buser	Theodore R. Aronson

Title:	Title:

Vice President	Managing Principal